UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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SOLAR POWER, INC.

(Name of Registrant as Specified In Its Charter)

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Solar Power, Inc.

3400 Douglas Boulevard, Suite 285

Roseville, CA 95661-3888

Phone: (916) 770-8100

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June 9, 2014, to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of Solar Power, Inc., a California corporation (the “Company”), as of the close of business on June 5, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to written consents in lieu of meeting, dated May 19, 2014 (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of such date (the “Majority Shareholders”). Except as otherwise indicated by the context, references in this Information Statement to the “Company,” “we,” “us” or “our” are references to Solar Power, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 250,000,000 to 1,000,000,000. A copy of the proposed amendment to increase the number of authorized shares of Common Stock is attached to this Information Statement as Appendix A (the “Certificate of Amendment”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the California Corporations Code and our bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not being submitted to our other shareholders for a vote. The action granted pursuant to the Written Consent will become effective 20 days after this Information Statement is mailed to our holders of Common Stock as of the Record Date.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matter described herein. This Information Statement is being furnished to you solely for the purpose of informing you of the matter described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

June 9, 2014	By Order of the Board of Directors, Solar Power Inc.

/s/ Xiaofeng Peng
Xiaofeng Peng, Chairman of the Board

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 9, 2014 by our Board of Directors to our holders of Common Stock to provide material information regarding an amendment to our Articles of Incorporation to increase our total authorized shares of Common Stock from 250,000,000 to 1,000,000,000 (the “Certificate of Amendment”) that has been approved by the Written Consent of LDK Solar USA and LDK Solar Europe Holding SA (the “Majority Shareholders”).

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by writing to our corporate secretary at the Company’s executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

The cost of furnishing this Information Statement will be borne by the Company. We may request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY SHAREHOLDERS

Under the California Corporations Code and our bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding the voting power necessary to approve the transaction. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each shareholder is entitled to one vote per share of Common Stock on any matter that may properly come before the shareholders.

On the date of the Written Consent, we had 198,214,456 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. LDK Solar USA and LDK Solar Europe Holding SA, the Majority Shareholders owned 141,517,570 shares of Common Stock, representing approximately 71.4% of the outstanding shares of Common Stock.

On May 19, 2014, our Board of Directors unanimously adopted a resolution approving the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of this resolution, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares of Common Stock in order to implement the Certificate of Amendment in a timely manner. Our Board of Directors has determined that the increase in the authorized shares of Common Stock of the Company is in the best interest of our shareholders.

CONSENTING SHAREHOLDERS

On May 19, 2014, LDK Solar USA, Inc. and LDK Solar Europe Holding SA, the Company’s Majority shareholders owning 141,517,570 shares of Common Stock in the aggregate representing 71.4% of our outstanding voting securities consented in writing to the filing of the Certificate of Amendment to increase in authorized shares of Common Stock. The increase in authorized shares of Common Stock will become effective upon filing the Certificate of Amendment with the Secretary of State of California which will occur approximately 20 days after this Information Statement is mailed to the holders of record of our outstanding Common Stock as of the Record Date.

DISSENTERS’ RIGHTS

Under the California Corporations Code, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the proposed adoption of the Certificate of Amendment.

DESCRIPTION OF CAPITAL STOCK

As of the Record Date, our current Articles of Incorporation authorizes the issuance of 250,000,000 shares of Common Stock, $0.0001 par value of which 198,214,456 shares of Common Stock were outstanding. We are also authorized to issue 20,000,000 shares of Preferred Stock, $0.0001 par value of which no shares of Preferred Stock are issued and outstanding.

The following description of our Capital Stock may not be complete and is subject to California law and the actual terms and provisions contained in our Articles of Incorporation and bylaws, each as amended from time to time.

Common Stock

Our holders of Common Stock:

•	are entitled to any dividends or other distributions when and if declared by our Board of directors out of funds legally available for such purpose;

•	will share ratably in our net assets in the event of a liquidation, dissolution or winding-up of our Company; and

•	are entitled to one vote per share of record on all matters to be voted upon by shareholders.

Our Common Stock has no conversion or redemption rights. Holders of Common Stock have no preemptive rights to purchase or to subscribe for our other stock or securities.

Preferred Stock

We have no shares of Preferred Stock outstanding. We are authorized to issue Preferred Stock with the rights, preferences and privileges as determined by the Board of Directors in their sole discretion.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Increase of Authorized Shares of Common Stock

Prior to the filing of the Certificate of Amendment, as of the Record date, we were authorized to issue 250,000,000 shares of Common Stock. Upon the Certificate of Amendment, we will be authorized to issue 1,000,000,000 shares of Common Stock. The terms of the newly authorized shares of Common Stock are identical to those of the currently outstanding shares of Common Stock. The authorization of additional shares of Common Stock does not affect the rights of shares of Common Stock outstanding. However, because holders of Common Stock have no preemptive rights, the issuance of additional shares of Common Stock will reduce our current shareholders’ percentage ownership interest in the total outstanding shares of our Common Stock. In addition, depending upon the terms, including price, under which additional shares of Common Stock may be issued in the future, our current holders of Common Stock may experience a dilution in per share book value. The relative rights and privileges of the shares of Common Stock remain unchanged under the Certificate of Amendment.

Purpose for Increase and Effects of Increase in Authorized Shares of Common Stock

As previously disclosed, on April 30, 2014, the Company entered into a purchase agreement with certain non-U.S. investors whereby the Company agreed to sell and the investors agreed to purchase 135,937,500 shares of the Company’s common stock at $0.16 per share for an aggregate purchase price of $21,750,000. The purchase agreement contained customary representations, warranties and covenants of the Company and is subject to the satisfaction of customary closing conditions. The closing of the sale of the shares must close within three months of April 30, 2014, subject to the satisfaction or waiver of the closing conditions. The share of Common Stock offered pursuant to the purchase agreement will not be registered under the Securities Act of 1933, as amended, upon reliance of Regulation S and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On June 3, 2014, the Company and one of the non-U.S. investors agreed to amend the purchase agreement with respect to its investment in the Company to change the securities purchased from the Company from Common Stock to an $11 million Convertible Bond that may be converted into shares of Common Stock at $0.16 per share under certain conditions. As of the Record Date, the Company has received $12,000,000 from the private placement of Common Stock and Convertible Bond.

The proposed Certificate of Amendment will increase the number of authorized shares of Common Stock from 250,000,000 to 1,000,000,000. The Certificate of Amendment will allow the Company to complete its private placement to raise $21,750,000 in the aggregate for working capital and to pay off obligations, including obligations due to LDK Solar Co., Ltd, an affiliate and a principal shareholder of the Company. Upon the filing of the Certificate of Amendment and assuming completion of the sale of Common Stock or securities convertible into shares of Common Stock, the non-U.S. investors who participated in the April 30, 2014 purchase agreement, as amended, will beneficially own or have the right to acquire 266,964,456 shares of Common Stock in the aggregate representing approximately 57.4% of the outstanding shares of Common Stock on a pro forma basis.

In addition, the Certificate of Amendment will provide the Company with greater flexibility with respect to its capital structure for such purposes as additional equity financings and stock based acquisitions which may occur in the future. The Certificate of Amendment will increase the authorized number of shares of Common Stock that the Board of Directors may issue without shareholder approval.

Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities or financings that may develop, without the delay and expense of convening a meeting or obtaining the written consent of shareholders for the purpose of approving an increase in the Company’s shares of authorized capital. However, the issuance of additional shares of Common Stock may, depending upon the circumstances under which the shares are issued, may reduce a shareholders’ per share book value and will reduce the percentage ownership of Common Stock by existing shareholders.

The purpose of the Certificate of Amendment to increase the number of shares of authorized Common Stock is to allow the Company to complete its private placement of Common Stock pursuant to the Purchase Agreement and to provide flexibility to the Company to raise capital or make acquisitions through the future issuance of shares of Common Stock. However, the adoption of the Certificate of Amendment could have an anti-takeover effect since the Board of Directors will have the right to issue such shares as they determine in their sole discretion. This Certificate of Amendment could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when additional shares are issued.

Notwithstanding the above disclosed risks and the potential dilution to our existing shareholders, we believe that the increase in our authorized shares of Common Stock is necessary to raise working capital and to effectively execute on our business plan and related strategies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of May 31, 2014, certain information relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of the class of equity security, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Principal Shareholder

LDK Solar USA, Inc. 1290 Oakmead Parkway Sunnyvale, CA 94085	131,746,347	66.5%
LDK Solar Europe Holding SA 1290 Oakmead Parkway Sunnyvale, CA 94085	9,771,223	4.9%

Directors and Executive Officers
Xiofeng Peng, Chairman of the Board	200,000	*
Lang Zhou, Director	0	0
Min Xiahou, Director, Chief Executive Officer	0	0
Hoong Khoeng Cheong, Chief Operating Officer	0	0
Roger Le Yu, Chief Financial Officer	0	0
All Directors and Executive Officers as a Group (5 persons)	200,000	*

* Less than one percent.

Where You Can Find More Information

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (SEC). These reports, their accompany exhibits and other documents filed with the SEC, may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC by accessing the SEC’s website at www.sec.gov.

Copies of our reports filed with the SEC will be provided to shareholders without charge upon request. Shareholders should direct any such requests to Solar Power, Inc., 3400 Douglas Boulevard, Suite 285, Roseville, CA 95661-3888, Attention: Corporate Secretary.

By Order of the Board of Directors, Solar Power Inc.

/s/ Xiaofeng Peng
Xiaofeng Peng, Chairman of the Board

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED

ARTICLES OF INCORORATION OF

SOLAR POWER, INC.

Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

THIRD: This corporation is authorized to issue two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares of Common Stock this corporation is authorized to issue is One Billion (1,000,000,000), par value $0.0001 per share, and the total number of shares of Preferred Stock this corporation is authorized to issue is Twenty Million (20,000,000), par value $0.0001 per share.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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